Exhibit 15.2

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

March 10, 2015

Commissioners:

We are aware that our report dated November 13, 2014 on our review of the interim financial statement of Nordic Bulk Holding ApS (the “Company”) for the three and nine month periods ended September 30, 2014 and September 30, 2013, are included in this Registration Statement of Pangaea Logistics Solutions Ltd. on Form S-1, Amendment No. 1.

Very truly yours,

/s/ PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR No 33 77 12 31

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